Exhibit 99.1

600 North Dairy Ashford (77079-1175) P. O. Box 2197 Houston, TX 77252-2197 Phone 281.293.1000 www.conocophillips.com
NEWS RELEASE
ConocoPhillips and Venezuela Unable to Reach Migration Agreement;
Compensation Negotiations Continue
HOUSTON, June 26, 2007 — ConocoPhillips and the Venezuelan government were unable to reach agreement regarding ConocoPhillips’ migration to an Empresa Mixta structure mandated by Venezuela decree law 5.200. Therefore, pursuant to the decree, Petróleos de Venezuela S.A. (PDVSA) or its affiliates will directly assume the activities associated with ConocoPhillips’ interests in the Petrozuata and Hamaca heavy-oil ventures and the offshore Corocoro development project.
While negotiations are continuing between ConocoPhillips and Venezuelan authorities concerning appropriate compensation for the company’s interests, the company expects to record a complete impairment of its entire interest in its oil projects in Venezuela of approximately $4.5 billion, before- and after-tax, in its second-quarter financial results. While the company is hopeful that the negotiations will be successful, it has preserved all legal rights including international arbitration.
Prior to the expropriation of its interests, ConocoPhillips held a 50.1 percent interest in Petrozuata, a 40 percent interest in Hamaca, and a 32.5 percent interest in Corocoro. At December 31, 2006, ConocoPhillips had recorded 1,088 million barrels of oil equivalent of proved reserves related to Petrozuata and Hamaca, and first-quarter 2007 production from these two joint ventures, after application of disproportionate OPEC reductions imposed by the Venezuelan government, averaged 82,000 net barrels per day of crude oil. First-quarter 2007 net income attributable to ConocoPhillips’ Venezuelan operations was $27 million.
Additional information is available in ConocoPhillips’ filings with the U.S. Securities and Exchange Commission.
ConocoPhillips [NYSE:COP] is an integrated oil company with interests around the world. For more information, go to www.conocophillips.com.
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CONTACTS:
Bill Tanner (news media)	281-293-2801
Gary Russell (investors)	212-207-1996
CAUTIONARY STATEMENT FOR THE PURPOSES OF THE “SAFE HARBOR” PROVISIONS
OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Forward-looking statements relate to future events and anticipated

ConocoPhillips and Venezuela Unable to Reach Migration Agreement; Compensation Negotiations Continue
results of operations, business strategies, and other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and other similar words. However, the absence of these words does not mean that the statements are not forward-looking. Where, in any forward-looking statement, the company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, there can be no assurance that such expectation or belief will result or be achieved. The actual results of operations can and will be affected by a variety of risks and other matters including, but not limited to, crude oil and natural gas prices; refining and marketing margins; potential failure to achieve, and potential delays in achieving expected reserves or production levels from existing and future oil and gas development projects due to operating hazards, drilling risks, and the inherent uncertainties in interpreting engineering data relating to underground accumulations of oil and gas; unsuccessful exploratory drilling activities; lack of exploration success; potential disruption or unexpected technical difficulties in developing new products and manufacturing processes; potential failure of new products to achieve acceptance in the market; unexpected cost increases or technical difficulties in constructing or modifying company manufacturing or refining facilities; unexpected difficulties in manufacturing, transporting or refining synthetic crude oil; international monetary conditions and exchange controls; potential liability for remedial actions under existing or future environmental regulations; potential liability resulting from pending or future litigation; general domestic and international economic and political conditions, as well as changes in tax and other laws applicable to our business. Other factors that could cause actual results to differ materially from those described in the forward-looking statements include other economic, business, competitive and/or regulatory factors affecting our business generally as set forth in our filings with the Securities and Exchange Commission (SEC). Unless legally required, ConocoPhillips undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.